United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$91,434,940
Unrealized Gain (Loss) on Market Value of Futures	(28,494,660)
Dividend Income	15,290
Interest Income	16,298
ETF Transaction Fees	19,000
Total Income (Loss)	$62,990,868

Expenses
General Partner Management Fees	$446,469
Brokerage Commissions	91,274
Tax Reporting Fees	88,239
SEC & FINRA Registration Expense	38,909
NYMEX License Fee	14,882
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,232
Prepaid Insurance Expense	8,950
Legal Fees	2,445
Total Expenses	$714,989
Net Income (Loss)	$62,275,879

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$1,183,103,335
Additions (5,900,000 Units)	201,917,472
Withdrawals (10,400,000 Units)	(356,664,965)
Net Income (Loss)	62,275,879

Net Asset Value End of Month	$1,090,631,721
Net Asset Value Per Unit (30,900,000 Units)	$35.30

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612